Exhibit 21

Subsidiaries of Tupperware Brands Corporation

As of February 26, 2008

Academia de Negocios S/C Ltda.

Auburn River Realty Company

Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.

Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.

Avroy Shlain Cosmetics (Pty) Ltd.

BBVA Bancomer Trust

BC International Cosmetic & Image Services, Inc.

BeautiControl Canada, Ltd

BeautiControl Cosmeticos do Brasil Ltda.

BeautiControl International Services, Inc.

BeautiControl Mexico, S. de R.L.

BeautiControl, Inc.

Centro de Distribuicao Mineira de Produtos de Plastico Ltda.

Centro de Distribuicao RS Ltda.

Centro Oeste Distribuidora de Produtos Plasticos Ltda.

CH Laboratories Pty Ltd (Australia)

Confecciones Champion S de RL de CV

Control International Investments (ConSecFin) B.V.

Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.

Cosmetic Manufacturers (Malaysia) Pty. Ltd. (Australia)

Dart (Philippines), Inc.

Dart Argentina S.A.

Dart de Venezuela, C.A.

Dart do Brasil Industria e Comercio Ltda.

Dart Far East Sdn. Bhd.

Dart Holdings, S. de R.L.

Dart Industries (New Zealand) Limited

Dart Industries Hong Kong Limited

Dart Industries Inc.

Dart Manufacturing India Pvt. Ltd.

Dart, S.A. de C.V.

Dartco Manufacturing Inc.

Daypar Participacoes Ltda

Deerfield Land Corporation

Diecraft Australia Pty. Ltd.

Subsidiaries of Tupperware Brands Corporation

As of February 26, 2008

Direct Selling Business of SL Vendeta Directa do Brasil Ltda

Distribuidora Baiana de Produtos Plasticos Ltda

Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.

Distribuidora Comercial Paulista de Plasticos Ltda.

Distribuidora Esplanada de Produtos Plasticos Ltda

Eixo Sul Brasileiro de Artigos Domesticos Ltda.

Eventus International, Inc.

Fuller Brands BV

Fuller Cosmetics SA de CV

HOF Newco Philippines

House of Fuller Argentina SA (Argentina)

House of Fuller Holdings S de RL de CV (Mexico)

House of Fuller S de RL de CV (Mexico)

Immobiliaria Meck-Mex SA de CV

International Investor, Inc.

Japan Tupperware Co., Ltd.

JLH Properties, Inc.

Latin America Investments, Inc.

NaturCare Holding YK

NaturCare Japan KK

Newco Logistica e Participacoes Ltda.

NM Holdings (New Zealand)

NM Operations Pty. Ltd. (Australia)

Nuage Cosmetics (Botswana) (Proprietary) Ltd.

Nuage Cosmetics (Proprietary) Ltd. (Swaziland)

NuMet Holdings Pty. Ltd. (Australia)

Nutrimetics France Holdings SNC

Nutrimetics France SNC

Nutrimetics International (Australia) Pty Ltd

Nutri-Metics International (Brunei) Sdn. Bhd

Nutri-metics International (Greece) A.E.

Nutrimetics International (NZ) Ltd. (New Zealand

Nutri-Metics International (Thailand) Ltd.

Nutrimetics International (UK) Limited

Nutri-metics Worldwide (M) Sdn. Bhd. (Malaysia)

Nuvo Cosmeticos S.A. (Uruguay)

Premiere Korea Ltd.

Subsidiaries of Tupperware Brands Corporation

As of February 26, 2008

Premiere Manufacturing, Inc.

Premiere Products Mexico, S. de R.L.

Premiere Products, Inc.

Probemex SA de CV

Probmex Consultoria, S de RL de CV

PT Tupperware Indonesia

Sara Lee Mexicana Holdings S de RL de CV

Sara Lee Mexicana, SA de CV

Sara/Lee DE Holdings SA Pty. Ltd (South Africa)

Servicios Administrativos Sara Lee S de RL de CV

Swissgarde (Uganda) Ltd.

Swissgarde (Zambia) (Proprietary) Ltd

Swissgarde (Kenya) Ltd.

Swissgarde (Namibia) (Proprietary) td.

Swissgarde (Proprietary) Ltd. (South Africa)

Swissgarde (Tanzania) Ltd

Swissgarde Lesotho (Pty) Ltd.

The Tupperware Foundation

Tupperware (China) Company Limited

Tupperware (Portugal) Artigos Domesticos, Lda.

Tupperware (Suisse) SA

Tupperware (Thailand) Limited

Tupperware Articulos Domesticos, S.L.

Tupperware Asia Pacific Holdings Private Limited

Tupperware Assets Management Sarl

Tupperware Australia Pty. Ltd.

Tupperware Belgium N.V.

Tupperware Bulgaria EOOD

Tupperware Canada Inc.

Tupperware Childrens Foundation

Tupperware China, LLC

Tupperware Corporation

Tupperware Czech Republic, spol. s.r.o.

Tupperware d.o.o.

Tupperware de Costa Rica, S.A.

Tupperware de El Salvador, S.A. de C.V.

Tupperware de Guatemala, S.A.

Subsidiaries of Tupperware Brands Corporation

As of February 26, 2008

Tupperware Del Ecuador Cia. Ltda.

Tupperware Deutschland GmbH

Tupperware Distributors, Inc.

Tupperware Egypt Ltd

Tupperware Espana, S.A.

Tupperware Export Sales, Ltd.

Tupperware Factors Inc.

Tupperware Finance Company B. V.

Tupperware Finance Holding Company B.V.

Tupperware France S.A.

Tupperware General Services N.V.

Tupperware Global Center SARL

Tupperware Hellas S.A.I.C.

Tupperware Holdings Corporation

Tupperware Holdings Ltd.

Tupperware Home Parties Corporation

Tupperware Honduras, S. de R.L.

Tupperware Iberica S.A.

Tupperware India Private Limited

Tupperware International Capital Limited

Tupperware International Holdings BV

Tupperware International Holdings Corporation

Tupperware Israel Ltd.

Tupperware Italia S.p.A.

Tupperware Luxembourg S.ar.l.

Tupperware Morocco

Tupperware New Zealand Staff Superannuation Plan

Tupperware Nordic A/S

Tupperware Osterreich G.m.b.H.

Tupperware Panama, S.A.

Tupperware Philippines, Inc.

Tupperware Polska Sp.z.o.o

Tupperware Products S.A.

Tupperware Products, Inc.

Tupperware Realty Corporation

Tupperware Services GmbH

Tupperware Services, Inc.

Subsidiaries of Tupperware Brands Corporation

As of February 26, 2008

Tupperware Singapore Pte. Ltd.

Tupperware Slovakia s.r.o.

Tupperware Southern Africa (Proprietary) Limited

Tupperware Southern Europe,Africa and Middle East, S.L.

Tupperware Subsidiary Holdings, Inc. (DE)

Tupperware Trading Ltd.

Tupperware Turkey, Inc.

Tupperware U.K. Holdings, Inc.

Tupperware U.S., Inc.

Tupperware United Kingdom & Ireland Limited

Tupperware Uruguay S.A.

Tupperware, Industria Lusitana de Artigos Domesticos, Limitada

Tupperware, Ltd.

Tupperware.com, Inc.

TWP S.A.

Uniao Norte Distribuidora de Produtos Plasticos Ltda

Vlijmense Belegging-Maatschappij BV (Netherlands)

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.